Exhibit 4.1

CONFORMED COPY

THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”), dated as of April 10, 2015, among MASTEC, INC., a Florida corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of June 5, 2009, providing for (i) the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, in an unlimited aggregate principal amount, in one or more series and (ii) the guaranty of such securities by the guarantors party thereto;

WHEREAS, the Company has heretofore supplemented the Indenture by, among other things, executing and delivering to the Trustee (i) the Fifth Supplemental Indenture, dated as of March 18, 2013 (the “Fifth Supplemental Indenture”), by and among the Company, the guarantors party thereto and the Trustee, relating to the Company’s 4.875% Senior Notes due 2023 (the “Notes”), (ii) the Sixth Supplemental Indenture, dated as of September 30, 2013, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as subsidiary guarantors, (iii) the Seventh Supplemental Indenture, dated as of November 11, 2013, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as subsidiary guarantors, (iv) the Tenth Supplemental Indenture, dated as of July 10, 2014, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as subsidiary guarantors, (v) the Eleventh Supplemental Indenture, dated as of August 8, 2014, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as guarantors and (vi) the Twelfth Supplemental Indenture, dated as of December 8, 2014, by and among the Company, the guarantors party thereto and the Trustee, relating to the joinder of certain subsidiaries of the Company as guarantors;

WHEREAS, the Issuer has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver an amendment to the Indenture to amend certain definitions in Article 1 of the Fifth Supplemental Indenture, certain covenants in Article 4 of the Fifth Supplemental Indenture, certain terms in Article 9 of the Fifth Supplemental Indenture and to waive certain defaults, breaches or non-compliance (the “Amendment”);

WHEREAS, Section 9.02 of the Fifth Supplemental Indenture provides that the Company may amend or supplement the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that delivered and have not withdrawn a valid consent to the amendments on a timely basis (the “Consenting Holders”) are entitled to receive consent fees (the “Consent Fees”) with respect to the Notes in respect of which they have validly consented if the conditions to the Consent Solicitation are met;

WHEREAS, the Holders that have approved this Thirteenth Supplemental Indenture (as evidenced by their execution of a Consent Form) constitute Holders of not less than a majority in aggregate principal amount of the Notes now outstanding and are willing to direct the Trustee to execute and deliver this Supplemental Indenture;

WHEREAS, consistent with the practice of the Depository Trust Company (“DTC”), DTC has authorized direct participants in DTC set forth in the position listing of DTC as of the date hereof to approve this Supplemental Indenture as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee;

WHEREAS, the Trustee is hereby directed by the Holders of the requisite principal amount of Notes to execute and deliver this Thirteenth Supplemental Indenture in its capacity as Trustee; and

WHEREAS, the execution and delivery of this Thirteenth Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Amendments to the Fifth Supplemental Indenture.

(a)	Amendments to Definitions. Section 1.02 of the Fifth Supplemental Indenture is hereby amended to add the following definitions in alphabetical order:

i.	“2014 Form 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

ii.	“Initial Reporting Extension Date” means, if the Company pays the Initial Consent Payment (as defined in the Solicitation Documents), August 1, 2015.

iii.	“Reporting Extension Date” means each of the Initial Reporting Extension Date and the Second Reporting Extension Date, as applicable.

iv.	“SEC Required Information” has the meaning ascribed to such term in Section 4.03(a).

v.	“Second Reporting Extension Date” means, if the Company, in its sole discretion pays the Second Consent Payment (as defined in the Solicitation Documents) on or before August 1, 2015, November 1, 2015.

vi.	“Solicitation Documents” means the Consent Solicitation Statement, dated as of March 31, 2015, and the related Consent Form, each as may be amended and supplemented from time to time.

vii.	“Q1 2015 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015.

viii.	“Q2 2015 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015.

(b)	Amendments to Covenants. Article 4 of the Fifth Supplemental Indenture is hereby amended as follows:

i.	Section 4.03(a). The provision contained therein is hereby amended as follows:

1.	The first sentence is hereby deleted in its entirety and replaced with the following:

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“Whether or not the Company is then required to file reports with the SEC, the Company shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act (the “SEC Required Information”) if it were subject thereto, no later than 15 days after the respective dates by which such reports would be required to be filed under the SEC’s rules and regulations.”

2.	The following text is hereby inserted at the end thereof:

“Notwithstanding the foregoing, the Company shall not be required to file with the SEC or supply to the Trustee (i) any applicable SEC Required Information, including, but not limited to, the 2014 Form 10-K and the Q1 2015 Form 10-Q, prior to the Initial Reporting Extension Date or (ii) if the Reporting Extension Date is the Second Reporting Extension Date, any applicable SEC Required Information, including, but not limited to, the 2014 Form 10-K, the Q1 2015 Form 10-Q and the Q2 2015 Form 10-Q, prior to the Second Reporting Extension Date.”

ii.	Section 4.04(a). The provision contained therein is hereby amended as follows:

1.	The following text is hereby inserted at the end thereof:

“Notwithstanding the foregoing or any other provision of this Indenture, the Company shall have no obligation to deliver the Officers’ Certificate required by this Section 4.04(a) relating to the fiscal year ended December 31, 2014 until the Initial Reporting Extension Date or, if applicable, the Second Reporting Extension Date.”

iii.	Section 4.04(b). The provision contained therein is hereby amended as follows:

1.	The following text is hereby inserted at the end thereof:

“Notwithstanding the foregoing or any other provision of this Indenture, the Company shall have no obligation to deliver the Officer’s Certificate required by this Section 4.04(b) relating to any breach of or failure to comply with Section 4.03 or Section 4.04(a) that occurred prior to the Initial Reporting Extension Date, or, if applicable, the Second Reporting Extension Date.”

(c)	Amendments to Terms. Article 9 of the Fifth Supplemental Indenture is hereby amended as follows:

i.	Section 9.02. The third paragraph of the provision contained therein is hereby amended as follows:

1.	The third paragraph is hereby deleted in its entirety and replaced with the following:

“After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall either (i) mail to Holders affected thereby a notice or (ii) issue a press release, in either case, briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice or issue such press release, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.”

3.	Waiver. Any Default or Event of Default or non-compliance by the Company, the Subsidiary Guarantors and their respective Subsidiaries and all claims of any Holder arising therefrom, in each case arising from the failure to timely file or deliver any applicable SEC Required Information and failure to timely deliver any Officers’ Certificate required by Section 4.04(a) and any Officers’ Certificate required by Section 4.04(b) prior to the Initial Reporting Extension Date or, if the Reporting Extension Date is the Second Reporting Extension Date, the Second Reporting Extension Date, are hereby released and waived.

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4.	Effectiveness. This Supplemental Indenture shall become effective and binding upon execution hereof by the Company, the Guarantors and the Trustee; provided that Sections 2 and 3 of this Thirteenth Supplemental Indenture shall not become operative unless and until the Company makes the Initial Consent Payment (as defined in the Company’s Consent Solicitation Statement dated March 31, 2015) as contemplated by the Consent Solicitation and provided written confirmation thereof to the Trustee.

5.	No Recourse against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any obligor in this Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any Subsidiary or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

6.	Notices. All notices or other communications shall be given as provided in Section 13.02 of the Fifth Supplemental Indenture.

7.	Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

8.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.	Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11.	Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first above written.

MASTEC, INC.
MASTEC NORTH AMERICA, INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Chief Operating Officer

MASTEC RENEWABLES CONSTRUCTION COMPANY, INC.
THREE PHASE LINE CONSTRUCTION, INC.
WANZEK CONSTRUCTION, INC.
OPTIMA NETWORK SERVICES, INC.
POWER PARTNERS MASTEC, INC.
MASTEC RESIDENTIAL SERVICES, LLC
CAM COMMUNICATIONS, INC.
POWER PARTNERS MASTEC, LLC
THREE PHASE ACQUISITION CORP.
DYNAMIC TOWER SERVICES, INC.
ENERGY ERECTORS, INC.
DYNIS LLC
DYNIS TOWER SOLUTIONS, LLC
MASTEC ETS SERVICE COMPANY, LLC
MASTEC NETWORK SOLUTIONS, INC.
OPTIMUM TOTAL SOURCE, LLC
WESTOWER COMMUNICATIONS INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	President

MASTEC NETWORK SOLUTIONS, LLC
ENERGY ENVIRONMENTAL GROUP, INC.
T&D POWER, INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President

PRECISION PIPELINE LLC
PRECISION TRANSPORT COMPANY, LLC
PUMPCO, INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Vice President

[Signature Page to Thirteenth Supplemental Indenture]

EC SOURCE SERVICES, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Chief Operating Officer

PRECISION ACQUISITION, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Chief Operating Officer of MasTec, Inc., the sole member of Precision Acquisition, LLC

EC SOURCE AVIATION, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Executive Vice President and Secretary of EC Source Services, LLC, the sole member of EC Source Aviation, LLC

GO GREEN SERVICES, LLC

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Initial Manager

MASTEC WIRELESS SERVICES, LLC

By:	/s/ Robert E. Apple
Name:	George Pita
Title:	Executive Vice President and Chief Financial Officer

CHURCH & TOWER, INC.
MASTEC BRAZIL I, INC.
MASTEC BRAZIL II, INC.
MASTEC LATIN AMERICA, INC.
MASTEC SERVICES COMPANY, INC.
MASTEC SPAIN, INC.
MASTEC VENEZUELA, INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Chief Operating Officer

MASTEC PROPERTY HOLDINGS, LLC

	By:	MASTEC NORTH AMERICA, INC., its sole member

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Chief Operating Officer

[Signature Page to Thirteenth Supplemental Indenture]

NSORO MASTEC INTERNATIONAL, INC.

By:	/s/ Robert E. Apple
Name:	Robert E. Apple
Title:	Vice President

[Signature Page to Thirteenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature Page to Thirteenth Supplemental Indenture]